SCHEDULE 13G

EXHIBIT B

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned persons hereby agree that reports on Schedule 13G, and amendments thereto, with respect to the Common Stock of The Bank of New York Mellon Corporation. may be filed in a single statement on behalf of each of such persons, and further, each of such persons designates Warren E. Buffett as its agent and Attorney-in-Fact for the purpose of executing any and all Schedule 13G filings required to be made by it with the Securities and Exchange Commission.

Dated: February 14, 2023	/s/ Warren E. Buffett
Warren E. Buffett

Berkshire Hathaway Inc.

Dated: February 14, 2023	/s/ Warren E. Buffett
By: Warren E. Buffett Title: Chairman of the Board

National Indemnity Company

Dated: February 14, 2023	/s/ Marc D. Hamburg
By: Marc D. Hamburg Title: Chairman of the Board

National Fire & Marine Insurance Company

Dated: February 14, 2023	/s/ Marc D. Hamburg
By: Marc D. Hamburg
Title: Chairman of the Board

Columbia Insurance Company

Dated: February 14, 2023	/s/ Marc D. Hamburg
By: Marc D. Hamburg
Title: Chairman of the Board

GEICO Corporation

Dated: February 14, 2023	/s/ Todd A. Combs
By: Todd A. Combs
Title: President

Government Employees Insurance Company

Dated: February 14, 2023	/s/ Todd A. Combs
By: Todd A. Combs
Title: President

The Medical Protective Company

Dated: February 14, 2023	/s/ Anthony A. Bowser
By: Anthony A. Bowser
Title: Chief Financial Officer

Med Pro Group Inc.

Dated: February 14, 2023	/s/ Anthony A. Bowser
By: Anthony A. Bowser
Title: Chief Financial Officer

BNSF Master Retirement Trust

Dated: February 14, 2023	/s/ Paul Bischler
By: Paul Bischler
Title: Senior Vice President
BNSF Railway Co.

Precision Castparts Corp. Master Trust

Dated: February 14, 2023	/s/ Shawn Hagel
By: Shawn Hagel
Title: Executive Vice President and Chief Financial Officer, Precision Castparts Corporation

Berkshire Hathaway Assurance Corporation

Dated: February 14, 2023	/s/ Dale D. Geistkemper
By: Dale D. Geistkemper
Title: Treasurer

Berkshire Hathaway Life Insurance Company of Nebraska

Dated: February 14, 2023	/s/ Dale D. Geistkemper
By: Dale D. Geistkemper
Title: Treasurer

Berkshire Hathaway Homestate Insurance Company

Dated: February 14, 2023	/s/ Andrew R. Linkhart
By: Andrew R. Linkhart
Title: Treasurer

National Indemnity Company of Mid America

Dated: February 14, 2023	/s/ Dale D. Geistkemper
By: Dale D. Geistkemper
Title: Treasurer

AmGUARD Insurance Company

Dated: February 14, 2023	/s/ Sy Foguel
By: Sy Foguel
Title: President

Berkshire Hathaway Specialty Insurance Company

Dated: February 14, 2023	/s/ Dale D. Geistkemper
By: Dale D. Geistkemper
Title: Treasurer

Finial Reinsurance Company

Dated: February 14, 2023	/s/ Dale D. Geistkemper
By: Dale D. Geistkemper
Title: Treasurer

NorGUARD Insurance Company

Dated: February 14, 2023	/s/ Sy Foguel
By: Sy Foguel
Title: Chief Executive Officer

Old United Casualty Company

Dated: February 14, 2023	/s/ Timothy J. McGill
By: Timothy J. McGill
Title: Treasurer

MPP Company, Inc.

Dated: February 14, 2023	/s/ Timothy J. McGill
By: Timothy J. McGill
Title: Treasurer

Berkshire Hathaway Direct Insurance Company

Dated: February 14, 2023	/s/ Dale D. Geistkemper
By: Dale D. Geistkemper
Title: Treasurer

Brilliant National Services, Inc.

Dated: February 14, 2023	/s/ Dale D. Geistkemper
By: Dale D. Geistkemper
Title: Treasurer